UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2010
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-31533 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On September 30, 2010, DUSA Pharmaceuticals, Inc. (“DUSA”) gave notice to Stiefel Laboratories, Inc. (“Stiefel”), a GSK company, terminating the parties’ Marketing, Distribution and Supply Agreement, dated January 12, 2006, as amended, as of September 26, 2007 (the “Agreement”).
The termination of the Agreement, which had appointed Stiefel as DUSA’s exclusive marketing and distribution partner for DUSA’s product, the Levulan® Kerastick® (the “Product”), in Latin America, is expected to result in the acceleration of the recognition of deferred revenues for drug shipments made, which were $101,000 as of June 30, 2010, as well as the remaining unamortized balance of milestone payments received, which were $490,000 as of June 30, 2010.
Revenues recognized under the agreement in Latin America represented 1% of DUSA’s overall revenues for the first half of 2010.
The parties are in discussions to ensure an orderly transition of the responsibilities for the Product in order to maintain regulatory compliance.
Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to recognition of deferred revenues and unamortized milestone payments. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this release. These factors include, without limitation, actions of regulatory authorities, changes in accounting rules, actions of third-parties, and other risks and uncertainties identified in DUSA’s Form 10-K for the year ended December 31, 2009 and other SEC filings from time to time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: October 6, 2010	By:	/s/Robert F. Doman
Robert F. Doman
President and Chief Executive Officer